UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Completion of the Acquisition; Amended and Restated Purchase Agreement

On April 30, 2018 (the “Closing Date”), Owens & Minor, Inc. (the “Company”) completed the previously announced acquisition of substantially all of Halyard Health, Inc.’s (“Halyard”) Surgical and Infection Prevention (“S&IP”) business, the name “Halyard Health” (and all variations of that name and related intellectual property rights) and Halyard’s IT system (collectively, the “Acquisition”), contemplated by the Amended and Restated Purchase Agreement (as defined below), in exchange for $708.5 million, subject to certain adjustments as provided in the Amended and Restated Purchase Agreement based on the cash, indebtedness and net working capital transferred to the Company and its affiliates at the closing. In connection with funding the purchase price for the Acquisition and related transaction expenses, the Company borrowed $750 million under its existing revolver and new term loan facilities. As previously disclosed in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2017, the Company will separately acquire substantially all of the S&IP business located in India for a purchase price of $1.5 million, which acquisition is expected to occur in the third quarter of 2018.

On the Closing Date, the Company entered into an Amended and Restated Purchase Agreement (the “Amended and Restated Purchase Agreement”) by and among the Company, Halyard and certain affiliates of Halyard. The Amended and Restated Purchase Agreement amended and restated the previously reported Purchase Agreement, dated as of October 31, 2017 (the “Original Agreement”), by and among the Company, Halyard and certain affiliates of Halyard as was described in the Company’s Current Report on Form 8-K/A filed with the SEC on November 1, 2017 and filed as Exhibit 2.1 thereto. The Amended and Restated Purchase Agreement has substantially the same material terms and conditions as the Original Agreement, but provides for, among other things, the delayed transfer of the S&IP assets and liabilities in Brazil in exchange for the later payment of $400,000, as well as the delayed transfer, for no additional consideration, of certain other assets (and related liabilities) of the S&IP business required for Halyard and its affiliates to provide transitional services on behalf of the Company and its affiliates for a period of time following the closing of the Acquisition. The Company expects the acquisition of the Brazilian assets and liabilities to occur during the second quarter of 2018, and the transfer of the remaining assets and liabilities to occur at various times over the next 18 months.

In connection with the completion of the Acquisition, on the Closing Date the Company and Halyard entered into transition services agreements pursuant to which the Company, Halyard and each party’s respective affiliates will provide to each other various transitional services, including, but not limited to, facilities, product supply, financial and business services, procurement, human resources, research and development, regulatory affairs and quality assurance, sales and marketing, information technology and other support services. On the Closing Date, certain affiliates of the Company also entered into transitional distribution agreements with affiliates of Halyard under which the Halyard affiliates will serve as limited risk distributors for the Company’s international customer orders on a transitional basis. The services under the transition services agreements and distribution agreements generally will commence on the Closing Date and terminate within 18 months thereafter.

The Amended and Restated Purchase Agreement contains various representations and warranties made by the parties solely for the benefit of the other parties to the Amended and Restated Purchase Agreement. Such representations and warranties (a) have been made only for purposes of the Amended and Restated Purchase Agreement, (b) have been qualified by confidential disclosures made to the other parties in connection with the Amended and Restated Purchase Agreement, (c) are subject to materiality qualifications contained in the Amended and Restated Purchase Agreement that may differ from what may be viewed as material by investors, (d) were made only as of the date of the Original Agreement or such other date as is specified in the Amended and Restated Purchase Agreement, and (e) have been included in the Amended and Restated Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Amended and Restated Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Amended and Restated Purchase Agreement, and not to provide investors with any other factual information regarding either party or its business. Investors should not rely on the representations or warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the S&IP business, the Company, or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date such representations were made, which subsequent information may or may not be reflected in the Company’s public disclosures. The Amended and Restated Purchase Agreement and the foregoing description of it and the Acquisition should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Form 10-K, Form 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Amended and Restated Purchase Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2018, the Company completed the Acquisition. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 1, 2018, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Amended and Restated Purchase Agreement, dated as of April 30, 2018, by and among Halyard Health, Inc., the other sellers party thereto and Owens & Minor, Inc.*

* Certain exhibits and schedules to the Amended and Restated Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

99.1	Press Release issued by the Company on May 1, 2018 announcing the completion of the Acquisition (furnished pursuant to Item 7.01).

Safe Harbor Statement

This Current Report contains certain “forward-looking” statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company and the S&IP business and any projections of earnings, revenues, synergies or other financial or operational items related to the S&IP business. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Important factors that could cause actual events or results to be materially different from our expectations with respect to the transaction with Halyard include, but are not limited to: the effect of the announcement of the completion of the Acquisition on the Company’s business relationships, operating results, share price or business generally; the outcome of any legal proceedings that may be instituted against the Company related to the Acquisition; and the failure to realize the expected synergies resulting from the Acquisition. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain other known risk factors that could cause our actual results to differ materially from our current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

The Company uses its Web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS & MINOR, INC.

Date: May 1, 2018	By:	/s/ Nicholas J. Pace
Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Amended and Restated Purchase Agreement, dated as of April 30, 2018, by and among Halyard Health, Inc., the other sellers party thereto and Owens & Minor, Inc.*

* Certain exhibits and schedules to the Amended and Restated Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

99.1	Press Release issued by the Company on May 1, 2018 announcing the completion of the Acquisition (furnished pursuant to Item 7.01).